Exhibit 3

Bonds payable by JBIC

The major components of bonds payable as of March 31, 2011 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed JBIC bonds 6th-17th	2003.12.2 ~ 2008.6.18	851,697 (7,388,473 thousand U.S. dollars) (1,246,105 thousand euro) (3,000,000 thousand Thai baht)	636,585 (5,892,565 thousand U.S. dollars) (1,247,071 thousand euro) (0.00 thousand Thai baht) [145,495] [1,749,794 thousand U.S. dollars]	3.375-5.250	General collateral	2010.5.20 ~ 2016.3.23

Government guaranteed JBIC Foreign Bonds 1st-6th	2009.6.24 ~ 2011.1.21	627,464 (6,744,024 thousand U.S. dollars)	997,127 (11,991,911 thousand U.S. dollars) [207,848] [2,499,680 thousand U.S. dollars]	1.500-2.875	General collateral	2011.6.24 ~ 2016.1.21

2nd, 4th, 6th, 8th, 10th, 12th, 13th, 15th-31st JBIC bonds	2001.10.30 ~ 2008.6.27	1,049,806	949,850 [149,994]	0.540-2.090	General collateral	2010.6.21 ~ 2025.12.19

JFC Corporate Bonds 3rd, 7th and 12th	2009.10.29 ~ 2010.8.9	69,986	119,988	0.421-1.430	General collateral	2014.12.19 ~ 2019.9.20

Total	—	2,598,953	2,703,550

The major components of bonds payable as of March 31, 2012 are as follows:

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year	Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed JBIC bonds 6th-8th, 12th-17th	2003.12.2 ~ 2008.6.18	636,585 (5,892,565 thousand U.S. dollars) (1,247,071 thousand euro)	477,799 [123,190] (4,146,065 thousand U.S. dollars) [1,498,846 thousand U.S. dollars] (1,248,040 thousand euro)	3.375-5.250	General collateral	2011.5.25 ~ 2016.3.23

Government guaranteed JBIC Foreign Bonds 1st-9th Overseas bonds	2009.6.24 ~ 2012.2.7	997,127 (11,991,911 thousand U.S. dollars)	1,210,952 [431,472] (14,733,573 thousand U.S. dollars) [5,249,699 thousand U.S. dollars]	1.500-2.875	General collateral	2011.6.24 ~ 2019.2.7

2nd, 4th, 6th, 8th, 10th, 12th, 13th, 15th, 16th, 18th, 19th, 21st-31st JBIC bonds	2001.10.30 ~ 2008.6.27	949,850	519,895	0.650-2.090	General collateral	2011.6.20 ~ 2025.12.19

JFC Corporate Bonds 3rd, 7th,12th and 17th	2009.10.29 ~ 2011.5.9	119,988	169,989	0.421-1.430	General collateral	2014.12.19 ~ 2019.9.20

Total	—	2,703,550	2,378,635	—	—	—	—

	(In millions of U.S. dollars)
Description of bonds payable	Date of issuance	Balance at the beginning of the fiscal year		Balance at the end of current period	Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed JBIC bonds 6th-8th, 12th-17th	2003.12.2 ~ 2008.6.18	7,745 (5,892,565 thousand U.S. dollars) (1,247,071 thousand euro)		5,813 [1,499] (4,146,065 thousand U.S. dollars) [1,498,846 thousand U.S. dollars] (1,248,040 thousand euro)	3.375-5.250	General collateral	2011.5.25 ~ 2016.3.23
Government guaranteed JBIC Foreign Bonds 1st-9th Overseas bonds	2009.6.24 ~ 2012.2.7	12,132 (11,991,911 thousand U.S. dollars	)	14,733 [5,250] (14,733,573 thousand U.S. dollars) [5,249,699 thousand U.S. dollars]	1.500-2.875	General collateral	2011.6.24 ~ 2019.2.7
2nd, 4th, 6th, 8th, 10th, 12th, 13th, 15th, 16th, 18th, 19th, 21st-31st JBIC bonds	2001.10.30 ~ 2008.6.27	11,557		6,325	0.650-2.090	General collateral	2011.6.20 ~ 2025.12.19

JFC Corporate Bonds 3rd, 7th,12th and 17th	2009.10.29 ~ 2011.5.9	1,460		2,068	0.421-1.430	General collateral	2014.12.19 ~ 2019.9.20

Total	—	32,894		28,941	—	—	—	—

(Note)

(i)	The amounts of foreign currencies denominated bonds are shown in original currencies in parentheses ( ).

(ii)	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

(iii)	After the establishment of JBIC on April 1, 2012, with respect to bonds issued by the former Japan Bank for International Cooperation prior to the establishment of the Predecessor on October 1, 2008 and subsequently succeeded to by the Predecessor, JBIC and the Japan International Cooperation Agency, jointly and severally, assumed the obligations under such bonds. With respect to bonds issued by the Predecessor prior to the establishment of JBIC on April 1, 2012, the post-spin off Predecessor and JBIC, jointly and severally, assumed the obligations under such bonds. The guarantee of the bonds by the Japanese government remains in effect under the same conditions and such bonds continue to rank senior in terms of payment to unsecured general obligations not represented by debt securities.

(iv)	The redemption schedule of bond payable for each of the next five years as of March 31, 2012 is as follows:

	(In millions of yen)
	Within year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	¥554,782	¥298,185	¥326,182	¥499,993	¥378,760

	(In millions of U.S. dollars)
	Within year	More than 1 year Less than 2 years	More than 2 years Less than 3 years	More than 3 years Less than 4 years	More than 4 years Less than 5 years
Amount	$6,750	$3,628	$3,969	$6,083	$4,608